UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   November 18, 2014

CHINA EDUCATION ALLIANCE, INC.

 (Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation)	001-34386 (Commission File Number)	56-2012361 (IRS Employer Identification No.)

58 Heng Shan Road, Kun Lun Shopping Mall Harbin, People’s Republic of China (Address of principal executive offices)	150090 (Zip Code)

Registrant’s telephone number, including area code: 86-451-8233-5794

Copies to:

Benjamin Tan, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 18, 2014, China Education Alliance, Inc. (the “Company”) received a letter from the OTC Markets Group Inc. (“OTC”), notifying the Company that the Company’s common stock was subject to removal from the OTCQX U.S. because the bid price for the Company’s common stock had closed below $0.10 for more than 30 consecutive calendar days and no longer met the Standards for Continued Qualification for OTCQX U.S. as per OTCQX Rules for U.S. Companies section 3.2 (b).

The OTC informed the Company that pursuant to OTCQX Rules, the Company had been granted 180 calendar days in which to regain compliance with the said section 3.2 (b). The grace period to regain compliance expires May 17, 2015.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA EDUCATION ALLIANCE, INC.

Dated: November 21, 2014
	By:	/s/ Xiqun Yu
	Name:	Xiqun Yu
	Title:	Chief Executive Officer and President